UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2004

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2004, we sold 419 of our A Units (“A Units”) for $419,000 cash in a private placement.

Each A Unit consists of:

(i)	one share of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”),

(ii)	one warrant for each share of our common stock issued upon conversion of the Series A Preferred Stock, each warrant to purchase ½ of a share of our common stock at an exercise price per share equal to 125% of the conversion price of the Series A Preferred Stock then in effect upon conversion of the shares of Series A Preferred Stock by the stockholder from time to time (the “125% A Warrant”), and

(iii)	one warrant for each share of our common stock issued upon conversion of the Series A Preferred Stock, each warrant to purchase ½ of a share of our common stock at an exercise price per share equal to 150% of the conversion price of the Series A Preferred Stock then in effect upon conversion of the shares of Series A Preferred Stock by the stockholder from time to time (the “150% A Warrant”).

The shares of Series A Preferred Stock are entitled to receive an 8% annual cumulative dividend payable in shares of our common stock and rank pari passu with our Series B Preferred Stock (See our Form 8-K filed August 31, 2004 for the terms of the Series B Units and Series B Preferred Stock).

As of the closing dates of the private placement, a sufficient number of shares of Series A Preferred Stock and Series B Preferred Stock (together the “Preferred Stock”) were not available for issuance under our certificate of incorporation. We have agreed to take all reasonable actions to promptly seek stockholder approval to amend our certificate of incorporation to increase the number of authorized shares of Preferred Stock to allow for the issuance of the Preferred Stock. Upon receipt of such stockholder approval, we will amend our certificate of incorporation to increase the number of authorized shares of Preferred Stock and deliver the Preferred Stock to the investors. Pending the amendment of our certificate of incorporation to increase the number of authorized shares of Preferred Stock, the private placement investors may request that we deliver notes convertible into that number of shares of common stock into which the Preferred Stock would be convertible and on all other terms comparable to the terms of the Preferred Stock. Upon such request, we will deliver such notes to investors.

The Series A Preferred Stock, the 125% A Warrants and the 150% A Warrants (and the underlying conversion and warrant shares) constitute restricted securities and may be sold only upon registration under the Securities Act or upon reliance on an exemption from such registration requirements. Series

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A Preferred stockholders have the following registration rights with respect to the shares of common stock into which the Series A Preferred Stock, the 125% A Warrants and the 150% A Warrants, are exercisable. We have agreed to undertake to file with the Securities and Exchange Commission a registration statement covering the underlying shares of common stock at the our expense commencing 180 days following the last date of sale of the A Units (which last sale date may not be later than January 31, 2005). We have agreed to use our best efforts to have the registration statement declared effective within 60 days of the filing of the registration statement.

The shares of Series A Preferred Stock are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance and for a period of three years thereafter, upon five days’ advance written notice to us. The conversion price is equal to 80% of the average closing price of our common stock on the OTC Bulletin Board for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the Series A Preferred stockholder.

The 125% A Warrants and 150% A Warrants are exercisable for shares of our common stock at any time beginning on the date of conversion of the Series A Preferred Stock and ending on the fourth anniversary of their issuance. The 125% A Warrants and 150% A Warrants are subject to adjustment for anti-dilution purposes.

For the $419,000 of A Units sold for cash on December 30, 2004, the total offering price and the total commissions paid to broker-dealers were $419,000 and $62,850, respectively. Broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;

•	a non-accountable expense allowance of 3% of the gross offering proceeds raised by the broker-dealer;

•	a due diligence and pre-marketing fee of $25,000 to cover the broker-dealer’s costs and expenses of due diligence investigation and pre-marketing activities;

•	warrants to purchase that number of shares of our common stock as equals 10% of the number of shares of common stock that would be issuable to investors in the offering assuming conversion of the Series A and Series B Preferred Stock at the closing date, with an exercise price equal to 110% of their conversion prices on such date, a term of four years and all other terms substantially the same as those of other warrants issuable to investors in the offering; and

•	legal fees of the broker-dealer for the offering up to a maximum of $20,000.

Such fees were deducted from offering proceeds to the extent applicable.

Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act and pursuant to Regulation S promulgated under the Securities Act. The A Units were sold to accredited investors in a private placement without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	EXHIBITS

10.65    Form of 125% A Warrant (1)

10.66    Form of 150% A Warrant (1)

(1)	Incorporated by reference to the Lithium Technology Corporation Report on Form 8-K filed on August 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ John J. McGovern
Name:	John J. McGovern
Title:	Chief Financial Officer

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